Exhibit 10.2 Execution Version FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 1, 2023, by and among SLR INVESTMENT CORP., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (“SLR”), as collateral agent (in such capacity, together with its successors and assigns, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereto or otherwise a party thereto from time to time including SLR in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and ARCUTIS BIOTHERAPEUTICS, INC., a Delaware corporation with offices located at 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361 (“Parent”) and ARCUTIS CANADA, INC., a corporation incorporated under the laws of the Province of Ontario (“Arcutis Canada” and together with Parent and any other co-Borrower party hereto from time to time, individually and collectively, jointly and severally, “Borrower”). A. Collateral Agent, Borrower and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of January 10, 2023 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and B. Borrower, Collateral Agent and the Required Lenders have agreed to amend certain provisions of the Loan Agreement as provided herein, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein. AGREEMENT NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows: 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement. 2. Amendments to Loan Agreement. 2.1 Section 1.4 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 1.4 of the Loan Agreement as follows: 1. “Term Loan” Section 2.2(a)(iii) “2023 Plan” is Borrower’s annual plan outlining Borrower’s monthly forecasted Net Product Revenue for its 2023 fiscal year which has been approved by Parent’s board of directors and approved in writing by Collateral Agent in its reasonable discretion. “First Amendment Effective Date” is November 1, 2023. “Material Adverse Change” is (a) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries, when taken as a whole; or (b) a material impairment of (i) the ability of the Loan Parties to repay any portion of the Obligations, (ii) the legality, validity or enforceability of any Loan Document, (iii) the rights and remedies of Collateral Agent or Lenders under any Loan Document except as the result of the action or inaction of the Collateral Agent or Lenders or (iv) the validity, perfection or priority of any Lien in favor of Collateral Agent for the benefit of the Secured Parties on any of the Collateral except as the result of the action or inaction of the Collateral Agent or Lenders. For the avoidance of doubt, “Material Adverse Change” shall not include, in and of themselves, the non-occurrence of any of the events as described under “Tranche B Term Loan Funding Condition”.

2 “NPR Annual Plan” is Borrower’s annual plan outlining Borrower’s monthly forecasted Net Product Revenue for its 2024 fiscal year and each fiscal year thereafter (each, a “Plan Year”) which has been approved by Parent’s board of directors and approved in writing by Collateral Agent in its reasonable discretion. “Specified License Agreement” means that certain license agreement identified by Parent to Collateral Agent prior to the First Amendment Effective Date. 2.2 Section 1.4 (Definitions). The following terms and their respective definitions hereby removed in their entirety from Section 1.4 of the Loan Agreement, as follows: “Average Market Capitalization” “Tranche C Term Loan” “Tranche C Term Loan Condition” “Tranche C Term Loan Draw Period” 2.3 Section 2.2(a)(iii) (Tranche B Term Loans). Section 2.2(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows: “(iii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Tranche B-2 Term Loan Draw Period, to make term loans to Borrower in an aggregate principal amount of up to Seventy-Five Million Dollars ($75,000,000.00), in minimum increments of Fifteen Million Dollars ($15,000,000.00), according to each Lender’s Tranche B Term Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Tranche B-2 Term Loan”, and collectively as the “Tranche B-2 Term Loans”; each Tranche B-1 Term Loan or Tranche B-2 Term Loan is hereinafter referred to singly as a “Tranche B Term Loan” and the Tranche B-1 Term Loans and the Tranche B-2 Term Loans are hereinafter referred to collectively as the “Tranche B Term Loans”; each Tranche A Term Loan or Tranche B Term Loan is hereinafter referred to singly as a “Term Loan” and the Tranche A Term Loans and Tranche B Term Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Tranche B-2 Term Loan may be re-borrowed.” 2.4 Section 2.2(a)(iv) (Tranche C Term Loans). Section 2.2(a)(iv) of the Loan Agreement is hereby deleted in its entirety. 2.5 Section 2.4(d) First Amendment Fee. Section 2.4 of the Loan Agreement is hereby amended by inserting the following new Section 2.4(d): “(d) First Amendment Fee. A fully earned, non-refundable amendment fee in the amount of Two Hundred Thousand Dollars ($200,000.00), which shall be due and payable on the First Amendment Effective Date, to be shared among the Lenders in accordance with their respective Pro Rata Shares.” 2.6 Section 3.2 (Conditions Precedent to all Term Loans). Section 3.2(f) of the Loan Agreement is hereby amended to replace “; and” with a period (.), and Section 3.2(g) of the Loan Agreement is hereby deleted in its entirety. 2.7 Section 6.15 (Minimum Capital Raise). Section 6.15 is hereby added to the end of Section 6 of the Loan Agreement as follows: “6.15 Minimum Capital Raise. On or before April 1, 2024, Borrower shall provide Collateral Agent with reasonably satisfactory evidence that Parent has received at least Thirty One Million Dollars ($31,000,000.00) in net cash proceeds during the period commencing on November 1, 2023, and ending on April 1, 2024, from (a) the sale or issuance of Parent’s equity interests otherwise permitted hereunder, (b) a business development or collaboration agreement otherwise permitted hereunder (including, for the

3 avoidance of doubt, any payments or proceeds received by Parent pursuant to the Specified License Agreement), and/or (c) Subordinated Debt.” 2.8 Section 7.13 (Financial Covenant). Section 7.13 of the Loan Agreement is hereby amended and restated in its entirety as follows: “7.13 Financial Covenant. Permit Net Product Revenue: (a) for the fiscal year ending December 31, 2023, to be lower than seventy-five percent (75%) of the projected Net Product Revenue set forth in the 2023 Plan provided to Collateral Agent for such fiscal year, and (b) for the month ending January 31, 2024 and the last day of each month thereafter, to be lower than seventy-five percent (75%) of the projected Net Product Revenue for the trailing six (6) month period then ended set forth in the NPR Annual Plan for such period; provided, however, it shall be an immediate Event of Default if Borrower fails to deliver the NPR Annual Plan on or before December 15th of the year prior to each respective Plan Year (or such later date as may be agreed by the Collateral Agent in its reasonable discretion).” 2.9 Section 8.2(a) (Covenant Default). Section 8.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows: “(a) Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Landlord Waivers; Bailee Waivers), 6.10 (Creation/Acquisition of Subsidiaries), 6.14 (Ducentis), 6.15 (Minimum Capital Raise), or Borrower violates any provision in Section 7; or” 2.10 Schedule 1.1 (Lenders and Commitments). Schedule 1.1 of the Loan Agreement is hereby amended and restated in its entirety with Schedule 1.1 attached hereto as Annex I. 2.11 Exhibit E (Compliance Certificate). Exhibit E of the Loan Agreement is hereby amended and restated in its entirety with the Exhibit E attached hereto as Annex II. 3. Limitation of Amendments. 3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby. 3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect. 4. Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows: 4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing; 4.2 Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment; 4.3 The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true,

4 accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; 4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower; 4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; 4.6 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights. 5. Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. 6. Release by Borrower. 6.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the Effective Date through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”). Borrower hereby waives the provisions of California Civil Code Section 1542 (and any similar provision under the laws of any state), which states: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. 6.2 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral

5 Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. 6.3 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events. 7. Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution of this Amendment by the parties thereto. 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof. 9. Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 10. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT. [Balance of Page Intentionally Left Blank]

[Signature Page to First Amendment to A&R Loan and Security Agreement] IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed as of the date first set forth above. BORROWER: ARCUTIS BIOTHERAPEUTICS, INC. By: /s/ John W. Smither Name: John W. Smither Title: Interim Chief Financial Officer ARCUTIS CANADA, INC. By: /s/ Masaru Matsuda Name: Masaru Matsuda Title: Secretary COLLATERAL AGENT AND LENDER: SLR INVESTMENT CORP. By: /s/ Anthony J. Storino Name: Anthony J. Storino Title: Authorized Signatory LENDERS: SLR INVESTMENT CORP. SCP PRIVATE CREDIT INCOME FUND SPV LLC SCP PRIVATE CREDIT INCOME BDC SPV LLC SCP PRIVATE CORPORATE LENDING FUND LP SCP PRIVATE CORPORATE LENDING FUND SPV LLC SCP CAYMAN DEBT MASTER FUND SPV LLC SLR CP SF DEBT FUND SPV LLC SLR HC FUND SPV LLC SLR HC BDC SPV LLC By: /s/ Anthony J. Storino Name: Anthony J. Storino Title: Authorized Signatory

Annex I

SCHEDULE 1.1

Lenders and Commitments

Tranche A Term Loans

Lender	Tranche A Term Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$25,068,419.41	33.42%
SCP PRIVATE CREDIT INCOME FUND SPV LLC	$12,325,996.08	16.43%
SCP PRIVATE CREDIT INCOME BDC SPV LLC	$9,195,136.66	12.26%
SCP PRIVATE CORPORATE LENDING FUND SPV LLC	$8,379,223.42	11.17%
SCP CAYMAN DEBT MASTER FUND SPV LLC	$3,593,436.84	4.79%
SLR CP SF DEBT FUND SPV LLC	$2,877,005.95	3.84%
SLR HC FUND SPV LLC	$11,202,765.00	14.94%
SLR HC BDC SPV LLC	$2,358,016.64	3.14%
TOTAL	$75,000,000.00	100.00%

Tranche B Term Loans

Lender	Tranche B Term Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$41,780,699.02	33.42%
SCP PRIVATE CREDIT INCOME FUND SPV LLC	$20,543,326.79	16.43%
SCP PRIVATE CREDIT INCOME BDC SPV LLC	$15,325,227.77	12.26%
SCP PRIVATE CORPORATE LENDING FUND LP	$13,965,372.36	11.17%
SCP CAYMAN DEBT MASTER FUND SPV LLC	$5,989,061.40	4.79%
SLR CP SF DEBT FUND SPV LLC	$4,795,009.92	3.84%
SLR HC FUND SPV LLC	$18,671,275.01	14.94%
SLR HC BDC SPV LLC	$3,930,027.73	3.14%
TOTAL	$125,000,000.00	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$66,849,118.43	33.42%
SCP PRIVATE CREDIT INCOME FUND SPV LLC	$32,869,322.87	16.43%
SCP PRIVATE CREDIT INCOME BDC SPV LLC	$24,520,364.43	12.26%
SCP PRIVATE CORPORATE LENDING FUND SPV LLC	$8,379,223.42	4.19%
SCP PRIVATE CORPORATE LENDING FUND LP	$13,965,372.36	6.98%
SCP CAYMAN DEBT MASTER FUND SPV LLC	$9,582,498.24	4.79%
SLR CP SF DEBT FUND SPV LLC	$7,672,015.87	3.84%
SLR HC FUND SPV LLC	$29,874,040.01	14.94%
SLR HC BDC SPV LLC	$6,288,044.37	3.14%
TOTAL	$200,000,000.00	100.00%

Annex II EXHIBIT E Compliance Certificate TO: SLR INVESTMENT CORP., as Collateral Agent and Lender and the Lenders listed on Schedule 1.1 of the Loan Agreement FROM: ARCUTIS BIOTHERAPEUTICS, INC. and ARCUTIS CANADA, INC. The undersigned authorized officer (“Officer”) of ARCUTIS BIOTHERAPEUTICS, INC. and ARCUTIS CANADA, INC. (individually and collectively, jointly and severally, “Borrower”), hereby certifies solely in his/her capacity as an officer of Borrower and not in his/her individual capacity, that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement dated as of January 10, 2023, by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; There are no Default or Events of Default, except as noted below; Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports; Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, provincial, territorial and local Taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement; No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders. Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP)1 and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements. Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column. Reporting Covenant Requirement Actual Complies 1) Monthly financial statements Monthly within 30 days Yes No N/A 2) Quarterly financial statements Quarterly within 45 days Yes No N/A 3) Annual (CPA Audited) statements Within 90 days after FYE or 5 days after filing with SEC Yes No N/A 4) Annual Financial Budget Annually (within earlier 10 days of approval or Feb 28th of each year), and when revised Yes No N/A 5) A/R & A/P agings If applicable Yes No N/A 1 Insert for annual and quarterly financial statements only.

7) Compliance Certificate Monthly within 30 days Yes No N/A 8) IP notice (events reasonably expected to materially and adversely affect value of IP or result in MAC) When required Yes No N/A 9) Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period $________ Yes No N/A 10) Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period $________ Yes No N/A Deposit and Securities Accounts (Please list all accounts; attach separate sheet if additional space needed) Institution Name Account Number New Account? Account Control Agreement in place? 1) Yes No Yes No 2) Yes No Yes No 3) Yes No Yes No 4) Yes No Yes No Financial Covenants Minimum Net Product Revenue Actual Net Product Revenue (trailing 12 months) Minimum Net Product Revenue per Section 7.13(a) Complies (period ending __________) $_____________ $[_____________] Yes No N/A Actual Net Product Revenue (trailing 6 months) Minimum Net Product Revenue per Section 7.13(b) $_____________ $[_____________] Other Matters 1) Have there been any changes in Key Persons since the last Compliance Certificate? Yes No 2) Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement? Yes No 3) Have there been any new or pending claims or causes of action against Borrower that involve more than One Million Dollars ($1,000,000.00)? Yes No 4) Have there been any amendments or changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate. Yes No 5) Has Borrower or any Subsidiary entered into or amended a Material Agreement? If yes, please explain and provide a copy of the Material Agreement(s) and/or amendment(s) Yes No 6) Has Borrower provided the Collateral Agent with all notices required to be delivered under Sections 6.2(a) and 6.2(b) of the Loan Agreement? Yes No

Exceptions Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.) ARCUTIS BIOTHERAPEUTICS, INC. By: Name: Title: ARCUTIS CANADA, INC. By: Name: Title: Date: COLLATERAL AGENT USE ONLY Received by: Date: Verified by: Date: Compliance Status: Yes No